                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8 K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 January 7, 2000
                                (Date of report)



                            VIANET TECHNOLOGIES, INC.


        NEVADA                       33-55254-19                   87-0434285
(State of Incorporation)     (Commission File Number)          (IRS Employer ID)


                   83 MERCER STREET, NEW YORK, NEW YORK 10012
                    (Address of Principal Executive Offices)


                                 (212) 219-7680
                         (Registrant's Telephone Number)





Vianet Technologies, Inc. (the"Company") initially filed a Current Report on Form 8-K with the Securities and Exchange Commission on June 2, 1999, which is hereby amended by this Form 8-K/A to comply with Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X.

ITEM 2.  Business Combination

On February 12, 1999, the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon. The Arrangement was approved by the Supreme Court of British Columbia, the Securityholders and Debentureholders of Develcon.

The Arrangement provided for Develcon shareholders to receive one share of common stock of the Company for every 30.75 shares of Develcon. The Arrangement also provided that the Develcon convertible notes payable be converted into
5.9963 Develcon shares for each $1.00 principal amount of notes payable and that interest accrued on the convertible notes payable but not paid shall be forgiven. These shares were converted into Vianet shares in the ratio of one share of the Company for every 30.75 shares of Develcon. Additionally, certain other creditors of Develcon agreed to either accept common stock of Vianet as payment for amounts or portions of amounts owed to them and have restructured the repayment schedule.

In exchange for restructuring the repayment schedule of its debt, a lender of Develcon was granted warrants to purchase 150,000 shares of Vianet stock at $6.00 per share. Since such debt had not been repaid by June 30, 1999, these warrants were issued August 1, 1999, and are exercisable through June 2002. The Arrangement became effective on May 17, 1999. Accordingly, the assets and liabilities have been consolidated as of the date of acquisition and the results of operations have been included from May 17, 1999 onward.

As a result of the closing of the Arrangement, the former shareholders and creditors of Develcon hold 2,585,488 shares of the Company's outstanding common stock.

The acquisition was accounted by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of the net assets acquired was allocated to goodwill and will be amortized on a straight-line basis over six years.

The purchase price of Develcon was determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon. The total acquisition amounted to $7,034,000 including $6,015,000 for goodwill.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         The Company acquired 100% of the outstanding shares of capital stock of Develcon Electronics Ltd. on May 17, 1999. The financial statements of Develcon Electronics Ltd filed (in Canadian dollars) herein as Addendum I include:

         (1) Consolidated Balance Sheets (Unaudited) at May 17, 1999 and May 31, 1998
         (2) Consolidated Statements of Opertions (Unaudited) for the periods September 1, 1998 to May 17, 1999 and September 1, 1997 to May 31, 1998

         (3) Consolidated Statements of Accumulated Deficit (Unaudited) for the periods September 1, 1998 to May 17, 1999 and September 1, 1997 to May 31, 1998
         (4) Consolidated Statements of Cash Flows (Unaudited) for the periods September 1, 1998 to May 17, 1999 and September 1, 1997 to May 31, 1998
         (5) Audited financial statements of Develcon Electronics Ltd. and the related Auditors Report as of and for the years ended August 31, 1998 and 1997
         (6) Supplemental Disclosure regarding reconciliation of Canadian GAAP to US GAAP

(b) Pro Forma Financial Information filed (in US dollars) herein as Addendum II are as follows:


         (1) Consolidated Balance Sheet of Vianet Tehnologies, Ltd. as of June 30, 1999.
         (2) Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999
         (3) Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 1998

(c) Exhibits (Previously filed as an exhibit to the Company's Form 8-K, filed on June 2, 1999).

         Arrangement Agreement
         Plan of Arrangement
         Securityholders' Resolution
         Debentureholders' Resolution

                                    SIGNATURE


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                            Vianet Technologies, Inc.
                                  (Registrant)


January 5, 2000                             /s/ Vincent Santivasci
                                            ----------------------------
                                                Vincent Santivasci, CFO

                                   Addendum I

DEVELCON ELECTRONICS LIMITED
CONSOLIDATED BALANCE SHEETS

                                                                                      (Canadian Dollars)
                                                                                -------------------------------
                                                                                 (Unaudited)        (Unaudited)

                                                                                    May 17,           May 31,
                                                                                     1999               1998
                                                                                -------------      -------------
ASSETS
Current Assets:
Trade accounts receivable                                                         $1,983,453         $3,027,000
Prepaids and other receivbles                                                        358,517            621,000
Investment tax credits receivable                                                     76,017            476,000
Inventory                                                                          3,734,113          5,362,000
                                                                                 -----------        -----------
Total Current Assets                                                               6,152,100          9,486,000
                                                                                 -----------        -----------
Property and Equipment (net of accumulated depreciation of
       $12,481,000 and  $11,754,000)                                               3,790,675          4,078,000
                                                                                 -----------        -----------
Deferred charges                                                                     849,549            303,000
                                                                                 -----------        -----------

                                                                                 $10,792,324        $13,867,000
                                                                                 -----------        -----------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICENCY)
Current Liabilities:
    Bank indebtedness (1)                                                           $645,452           $778,000
    Other loans payable                                                               56,050          1,300,000
    Current portion of long-term debt                                              5,833,453          6,369,000
    Accounts payable and accruals                                                  5,558,436          2,930,000
    Demand loans payable - related parties                                         4,938,722                  -
                                                                                 -----------        -----------
Total Current Liabilities                                                         17,032,113         11,377,000
                                                                                 -----------        -----------
Long-Term Debt                                                                       189,109            479,000
                                                                                 -----------        -----------
Shareholders' Equity (Deficiency):
Capital Stock                                                                     25,534,124         25,534,000
Other paid in capital                                                                950,000            950,000
Accumulated deficit                                                              (32,913,022)       (24,473,000)
                                                                                 -----------        -----------

Shareholders' Equity (Deficiency)                                                (6,428,898)          2,011,000
                                                                                 -----------        -----------
                                                                                 $10,792,324        $13,867,000
                                                                                 -----------        -----------

(1) Under Canadian GAAP and in the statement above, cash, cash overdrafts and short-term bank debt are combined on the balance sheet. For presentation purposes these items are classified separately under US GAAP.

   (The accompanying notes are an integral part of these financial statements)

DEVELCON ELECTRONICS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             (Unaudited)
                                                                                          (Canadian Dollars)
                                                                                 September 1, 1998          September 1, 1997
                                                                                   May 17, 1999                May 31, 1998
                                                                                -----------------          ------------------
Revenue:
     Net sales                                                                     $10,112,677                 $14,900,000
                                                                                   -----------                 -----------
     Interest and other income                                                          89,610                           -
                                                                                   -----------                 -----------
                                                                                   $10,202,287                 $14,900,000
Costs and Expenses:
     Cost of goods sold                                                              7,147,779                   7,907,000
     Selling and administrative                                                      5,304,897                   5,452,000
     Research and development                                                        2,330,872                   2,479,000
     Revaluation of assets                                                             513,068                           -
     Depreciation and amortization                                                     727,127                   1,020,000
     Interest                                                                          406,221                     602,000
                                                                                   -----------                 -----------

                                                                                    16,429,964                  17,460,000
                                                                                   -----------                 -----------
Net Loss                                                                           $(6,227,677)                $(2,560,000)
                                                                                   -----------                 -----------



DEVELCON ELECTRONICS LTD.
CONSOLIDATED STATEMENTS OF ACCUMULATED DEFICIT
UNAUDITED
(Canadian Dollars)

                                                                                September 1, 1998          September 1, 1997
                                                                                   May 17, 1999               May 31, 1998
                                                                                -----------------          ------------------

Balance, August 31                                                                $(26,685,345)               $(21,913,000)
Net loss for period                                                                 (6,227,677)                 (2,560,000)
                                                                                  ------------                ------------
Balance, end of period                                                            $(32,913,022)               $(24,473,000)
                                                                                  ============                ============

(The accompanying notes are an integral part of these financial statements)

DEVELCON ELECTRONICS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                  (Unaudited)
                                                                                               (Canadian Dollars)
                                                                                     Septmber 1, 1998            Septmber 1, 1997
                                                                                        May 17,1999                 May 31, 1998
                                                                                     -----------------           ----------------
Operating Activities:
Net loss for period                                                                        $(6,227,677)              $(2,560,000)
                                                                                           -----------               -----------
Items not requiring an outlay for cash:
  Revaluation of assets                                                                        513,068                         -
  Depreciation and amortization                                                                727,127                 1,020,000
  Non cash portion of convertible debenture interest                                            86,000                   110,000
  Non cash portion of other finance charges                                                     14,000                    40,000
                                                                                           -----------               -----------
                                                                                            (4,887,482)               (1,390,000)

Changes in other non-cash operating assets and liabilities                                   3,861,336                  (362,000)
                                                                                           -----------               -----------
Cash (used in) operating activities                                                         (1,026,146)               (1,752,000)
                                                                                           -----------               -----------

Financing Activities:
    Issue of other loans                                                                             -                 1,473,000
    Proceeds of interim financing                                                            2,150,785                 1,500,000
    Principal payments of long-term debt                                                             -                 (329,000)
    Repayment of other loans                                                                         -                 (173,000)
    Retirement of long-term debt                                                              (52,000)                         -
    Issue of share capital                                                                                                86,000
    Expenses related to issues                                                                 (40,221)                 (118,000)
    Reduction of deferred revenues                                                                   -                  (699,000)
                                                                                           -----------               -----------
Cash provided by financing activities                                                        2,058,564                 1,740,000
                                                                                           -----------               -----------

Investing Activities:
    Disposal of investment                                                                           -                   223,000
    Purchase of property, plant and equipment                                                 (847,870)                 (401,000)
                                                                                           -----------               -----------
Cash used in investing activities                                                             (847,870)                 (178,000)
                                                                                           -----------               -----------

Increase/(Decrease) in cash position                                                           184,548                  (190,000)

Cash position at beginning of period                                                          (830,000)                 (588,000)
                                                                                           -----------               -----------
Cash position at end of period                                                               $(645,452)                $(778,000)
                                                                                           -----------               -----------

(Cash positions consist of cash less bank indebtedness)

(The accompanying notes are an integral part of these financial statements)

DEVELCON ELECTRONICS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) Periods Ended May 17, 1999 and May 31, 1998 (all amounts stated in Canadian dollars)

1. NATURE OF OPERATIONS

     The Company designs, manufactures and markets a sophisticated range of products, systems and services that are designed to provide efficient and cost effective enterprise network solutions. The Company focuses on delivering end-to-end networking solutions that seamlessly integrate a broad range of business applications, diverse computing environments and communication technologies. The Company has made a strategic decision to function as a global enterprise, operating its core business functions with an international perspective, developing solutions for global markets and establishing sales and support offices around the world.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of the significant accounting policies adopted by the Company is set out below.

     Measurement Uncertainty: The Company operates in a market which is price competitive and subject to rapid technological advancement. The Company assesses the net realizable value of its inventory and goodwill assets based on current market assessments. Significant changes in the market for the Company's products may result in an impairment in value of these assets.

     Consolidation: The consolidated financial statements include the accounts of Develcon Electronics Ltd. ("Develcon") and its wholly-owned subsidiaries, Develcon Electronics Inc. and EDA Instruments Inc. ("EDA"), after elimination of all material intercompany accounts and transactions.

     Foreign Exchange: Monetary assets and liabilities of the wholly-owned US subsidiary are translated to Canadian currency at the exchange rate prevailing at year end. Non-monetary assets are translated to Canadian currency at exchange rates in effect when they were acquired. Revenues and expenses are translated at the approximate average rate of exchange for the year, except that provisions for depreciation and amortization are translated at the rates used to translate related assets. The resulting gains or losses on translation are included in the consolidated statement of operations.

     Depreciation and Amortization: The Company depreciates its plant on a straight-line basis over a 15-year period and furniture and equipment on a straight-line basis over a 5-year period. Product support service replacement parts are depreciated on a straight-line basis over the estimated product life cycle.

     Deferred Charges: Deferred Charges include legal and other professional and transaction costs associated with long-term debt financing and costs relating to the acquisition of Develcon Electronics Ltd by Vianet Technologies, Inc. A portion of these costs are being amortized over the life of the related loans and charged to other finance charges.

     Research and Development Costs: Research costs are expensed in the year incurred. The Company expenses development costs as incurred unless the Company believes the development costs meet generally accepted accounting principles for deferral and amortization. In the opinion of management, no development costs incurred to date meet all criteria for deferral and amortization. Therefore, all development costs to date have been expensed as incurred. Research and development grants, when earned, and investment tax credits where there is a reasonable assurance they will be realized, are offset against the applicable costs incurred.

     Deferred Revenue: EDA entered into an agreement with one of its customers whereby monies were received in advance for future shipment of goods. The revenue under this agreement is recognized upon shipment of goods. This liability was discounted and recorded at fair value, based on anticipated future product delivery dates, upon acquisition of EDA. The amount of the discount is charged as a financing expense as the product is delivered.

3. INVENTORY

     Work-in-progress and finished goods are valued at the lower of cost or estimated net realizable value. Raw materials are valued at the lower of cost or replacement cost. Cost is determined on a first-in, first-out basis and includes materials, labour and manufacturing overhead where applicable.

                                                May 17,   May 31,
                                                1999       1998
                                                 ----       ----
                                                (thousands of
                                              Canadian dollars)
Raw materials.............................        $983     $1,084
Work-in-progress..........................         700      1,281
Finished goods............................       2,051      2,997
                                            ----------------------
                                                $3,734     $5,362


4. DEBT

     The Company is in default on certain debt agreements, including nonpayment of principal and interest, and in violation of financial covenants, which allow the lenders to demand repayment. During August 1999, the Company modified its banking arrangement with RBC. The company is also in violation of its agreement with respect to a note payable with a Canadian government entity (CDN$344,087). The lender has the option to demand that the entire outstanding balance become immediately due and payable. No such demand has been made. Management believes that its operating losses are primarily due to inadequate financing and is dependent on its ability to obtain additional sources of financing to fund its working capital requirements. The Company is considering several alternatives to fund these requirements. There is no assurance the Company will be able to obtain continuing adequate funding on acceptable terms and no assurance that once obtained such additional funding will result in the Company's profitable operation.

5. CAPITAL STOCK

     (a) Authorized

         An unlimited number of Common Shares.

          4,600,000 Series A 1% Preferred Shares. Each Series A Share carries the right to one vote at meetings of shareholders.

          955,500 Series B 10.5% Convertible Cumulative Preferred Shares. Each Series B Share carries the right to one vote at meetings of shareholders. The Series B Shares are convertible on a one-for-one basis into 955,500 Common Shares.

          At the annual meeting of shareholders on February 8, 1995, a special resolution was passed reducing the stated capital of the Company by $29,877,443.

     (b) Issued


         On March 6, 1998, interest payable on the convertible promissory note was converted into 342,328 Common Shares at $0.25 per share. No changes in capital stock occurred during the period September 1, 1998 through May 17, 1999.


6. LOSS PER SHARE

     Loss per share amounts are calculated using the monthly average number of Common Shares outstanding during the respective fiscal years less repurchased shares. The weighted monthly average number of shares outstanding, after deducting shares repurchased and held by the Company, was 44,865,270 at May 17, 1999 and 44,808,215 at May 31, 1998. The loss per share as at May 17, 1999 was $(0.14) and as at May 31, 1998 was $(0.06).


7. RELATED PARTY TRANSACTIONS

     Demand Loans Payable consist of a $1,500,000 loan from Vianet Technologies, Inc. bearing interest at 10% per annum in addition to other shareholder loans approximating $3,439,000. Interest expense for the nine months ended May 17, 1999 and May 31, 1998 relating to the $1,500,000 loan from Vianet Technologies, Inc. approximated $87,000 and $18,000, respectively.

8. CHANGE IN OPERATING WORKING CAPITAL

         Cash provided by (utilized by) operating working capital is computed as follows:

                                                       May 17,     May 31,
                                                        1999        1998
                                                        ----       -----
                                                        (thousands of
                                                      Canadian dollars)
Trade accounts receivable............................  $1,362         $972
Prepaids and other receivables.......................     128         (204)
Investment tax credits receivable....................     114           51
Inventory............................................     866           90
Accounts payable and accrued liabilities.............   1,391       (1,271)
                                                      -------       ------
                                                       $3,861        $(362)
                                                      =======       ======

9. FINANCIAL INSTRUMENTS

     The Company has significant sales outside Canada, all of which are in US dollars, so it is exposed to currency fluctuations. The Company has not hedged its currency risk through the purchase of foreign exchange contracts. However, the risk associated with foreign currency fluctuations is mitigated to some extent by the purchase of a significant portion of its raw materials and certain labour costs in US dollars.

     The fair value of the Company's financial assets and liabilities has been determined as follows:

     The carrying value of trade accounts receivable, other receivables, investment tax credit receivable, bank indebtedness and accounts payable and accrued liabilities approximate fair value due to their short term nature.

     Due to the current financial position of the Company, it is not possible to approximate the fair value of the long-term debt.

KPMG LLP
Chartered Accountants
600-129 Fourth Avenue South
Saskatoon SK  S7K 1M8




Auditors' Report to Shareholders

We have audited the consolidated balance sheets of Develcon Electronics Ltd. as at August 31, 1998 and 1997 and the consolidated statements of operations, deficit and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Develcon Electronics Ltd. as at August 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.


/s/KPMG LLP
Chartered Accountants
Saskatoon, Canada
January 25, 1999

                            DEVELCON ELECTRONICS LTD.

                           CONSOLIDATED BALANCE SHEETS

                            August 31, 1998 and 1997

                         (thousands of Canadian dollars)


                                                                                        1998               1997
                                                                                        ----               ----
Assets
Current Assets
         Trade accounts receivable                                                    $3,346             $3,999
         Prepaids and other receivables                                                  486                417
         Investment tax credits receivable                                               190                527
         Inventory (note 4)                                                            4,600              5,452
                                                                                     -------            -------
                  Total current assets                                                 8,622             10,395
                                                                                     -------            -------
Property, Plant and Equipment (note 5)                                                 4,182              4,697
                                                                                     -------            -------
Investment, at cost                                                                        *                223
                                                                                     -------            -------
Deferred Financing Costs                                                                 343                230
                                                                                     -------            -------
                                                                                     $13,147            $15,545
                                                                                     -------            -------


Liabilities and Shareholders' Equity (Deficiency)
Current Liabilities
         Bank indebtedness, secured                                                     $830               $588
         Interim financing, secured                                                    2,952                  ?
         Accounts payable and accrued liabilities                                      4,167              4,201
         Current portion of deferred revenue                                               ?                100
         Current portion of long-term debt                                             5,022                464
                                                                                     -------            -------
                  Total current liabilities                                           12,971              5,353
                                                                                     -------            -------


Deferred Revenue                                                                           *                599
Long-term Debt (note 6)                                                                  377              5,103

Shareholders' Equity (Deficiency)
         Capital stock (note 7)                                                       25,535             25,453
         Other paid in capital (note 6)                                                  950                950
         Deficit                                                                     (26,686)           (21,913)
                                                                                     -------            -------
                                                                                        (201)             4,490
                                                                                     -------            -------

                                                                                     $13,147            $15,545
                                                                                     -------            -------

See accompanying notes to consolidated financial statements.

                            DEVELCON ELECTRONICS LTD.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      Years Ended August 31, 1998 and 1997

            (thousands of Canadian dollars except per share amounts)


                                                                                        1998              1997
                                                                                        ----              ----

Sales                                                                                $19,158           $18,907
Cost of sales                                                                         10,419             9,623
                                                                                     -------          --------
Gross margin                                                                           8,739             9,284
                                                                                     -------          --------

Expenses
         Selling and administration                                                    7,437             6,250
         Research and development                                                      3,472             3,393
                                                                                     -------          --------
                                                                                      10,909             9,643

                                                                                      (2,170)             (359)
                                                                                     -------          --------

Depreciation and finance charges
         Amortization and impairment of goodwill (note 9)                                  *             9,972
         Depreciation and amortization                                                 1,362             1,194
         Interest on long-term debt                                                      650               499
         Other finance charges                                                           591               436
                                                                                     -------          --------
                                                                                       2,603            12,101

Net loss                                                                             $(4,773)         $(12,460)
                                                                                     -------          --------

Loss per share (note 11)                                                              $(.11)            $(.28)



          See accompanying notes to consolidated financial statements.

                            DEVELCON ELECTRONICS LTD.

                       CONSOLIDATED STATEMENTS OF DEFICIT

                      Years Ended August 31, 1998 and 1997

                         (thousands of Canadian dollars)

                                                                                      1998              1997
                                                                                      ----              ----

Balance, beginning of year                                                         $(21,913)          $(9,453)
Net loss                                                                             (4,773)          (12,460)
                                                                                   --------           -------
Balance, end of year                                                               $(26,686)         $(21,913)
                                                                                   --------          --------


         See accompanying notes to consolidated financial statements.

                            DEVELCON ELECTRONICS LTD.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                      Years Ended August 31, 1998 and 1997

                         (thousands of Canadian dollars)


                                                                                             1998              1997
                                                                                             ----              ----
Operating Activities
Net loss                                                                                    $(4,773)         $(12,460)

Items not requiring an outlay of cash
         Amortization and impairment in value of goodwill                                         *             9,972
         Depreciation and amortization                                                        1,362             1,194
         Non-cash portion of convertible debenture interest                                     169               121
         Non-cash portion of other finance charges                                               55                43
                                                                                            -------          --------
                                                                                             (3,187)           (1,130)

Cash provided by (utilized by) operating working capital (note 16)                            1,739              (995)
                                                                                            -------          --------
Cash utilized by operating activities                                                        (1,448)           (2,125)
                                                                                            -------          --------
Financing Activities
         Proceeds of interim financing                                                        2,952                 *
         Issues of long-term debt                                                                 *             4,064
         Retirement of long-term debt                                                          (337)             (421)
         Reduction of deferred revenue                                                         (699)             (183)
         Issue of share capital                                                                  86                 *
         Expenses related to issues                                                            (173)             (377)
                                                                                            -------          --------
Cash provided by financing activities                                                         1,829             3,083
                                                                                            -------          --------
Investing Activities
         Disposal of investment                                                                 223                 *
         Purchase of property, plant and equipment                                             (846)           (1,387)
         Disposal of equipment                                                                    *               193
                                                                                            -------          --------
Cash utilized by investing activities                                                          (623)           (1,194)
                                                                                            -------          --------
Decrease in cash position                                                                      (242)             (236)
Cash position, beginning of year                                                               (588)             (352)
                                                                                            -------          --------
Cash position, end of year                                                                    $(830)            $(588)
                                                                                            -------          --------

Cash position consists of bank indebtedness.

         See accompanying notes to consolidated financial statements.

                            DEVELCON ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      Years Ended August 31, 1998 and 1997
                    (all amounts stated in Canadian dollars)



1. NATURE OF OPERATIONS


     The Company designs, manufactures and markets a sophisticated range of products, systems and services that are designed to provide efficient and cost effective enterprise network solutions. The Company focuses on delivering end-to-end networking solutions that seamlessly integrate a broad range of business applications, diverse computing environments and communication technologies. The Company has made a strategic decision to function as a global enterprise, operating its core business functions with an international perspective, developing solutions for global markets and establishing sales and support offices around the world.

2. GOING CONCERN

     The Company has incurred significant operating losses over the past four years. At August 31, 1998 the Company has a cash deficiency, is unable to pay its suppliers within normal trade terms and has a significant working capital deficiency. The Company's ability to pay its obligations will be further restricted by its bank's requirement that the existing line of credit be repaid by May 31, 1999. The Company is in default of certain covenants, including non-payment of principal and interest, on long-term debt which allows the lenders to demand repayment of existing debt.

     The Company is negotiating a transaction with another company which will provide cash to the Company and would result in the conversion of approximately $6.0 million of existing debt into equity of the other company. The Company hopes to finalize these arrangements in the near future to avoid a demand for repayment of its debt, restore normal payment term relationships with its suppliers and remedy defaults under debt agreements. The Company must obtain approval from the majority of its shareholders and its lenders as a condition of this financing.

     These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to complete the required financing and restore and maintain profitable operations. A failure to continue as a going concern would then require that stated amounts of assets and liabilities be reflected on a liquidation basis which could differ significantly from the going concern basis.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A summary of the significant accounting policies adopted by the Company is set out below.

     Measurement Uncertainty: The Company operates in a market which is price competitive and subject to rapid technological advancement. The Company assesses the net realizable value of its inventory and goodwill assets based on current market assessments. Significant changes in the market for the Company's products may result in an impairment in value of these assets.

     Consolidation: The consolidated financial statements include the accounts of Develcon Electronics Ltd. ("Develcon") and its wholly-owned subsidiaries, Develcon Electronics Inc. and EDA Instruments Inc. ("EDA"), after elimination of all material intercompany accounts and transactions.

     Foreign Exchange: Monetary assets and liabilities of the wholly-owned US subsidiary are translated to Canadian currency at the exchange rate prevailing at year end. Non-monetary assets are translated to Canadian currency at exchange rates in effect when they were acquired. Revenues and expenses are translated at the approximate average rate of exchange for the year, except that provisions for depreciation and amortization are translated at the rates used to translate related assets. The resulting gains or losses on translation are included in the consolidated statement of operations.

     Depreciation and Amortization: The Company depreciates its plant on a straight-line basis over a 15-year period and furniture and equipment on a straight-line basis over a 5-year period. Product support service replacement parts are depreciated on a straight-line basis over the estimated product life cycle.

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the estimated life of such goodwill. The net book value of goodwill would be written down if the value of goodwill were permanently impaired. The Company assesses impairment by determining whether the unamortized goodwill balance can be recovered through undiscounted future operating cash flows of the acquired operation over its remaining life.

     Deferred Financing Costs: Deferred financing costs are the legal and other professional and transaction costs associated with long-term debt financing. These costs are being amortized over the life of the related loans and charged to other finance charges.

     Research and Development Costs: Research costs are expensed in the year incurred. The Company expenses development costs as incurred unless the Company believes the development costs meet generally accepted accounting principles for deferral and amortization. In the opinion of management, no development costs incurred to date meet all criteria for deferral and amortization. Therefore, all development costs to date have been expensed as incurred. Research and development grants, when earned, and investment tax credits where there is a reasonable assurance they will be realized, are offset against the applicable costs incurred.

     Deferred Revenue: EDA entered into an agreement with one of its customers whereby monies were received in advance for future shipment of goods. The revenue under this agreement is recognized upon shipment of goods. This liability was discounted and recorded at fair value, based on anticipated future product delivery dates, upon acquisition of EDA. The amount of the discount is charged as a financing expense as the product is delivered.

4. INVENTORY



     Work-in-progress and finished goods are valued at the lower of cost or estimated net realizable value. Raw materials are valued at the lower of cost or replacement cost. Cost is determined on a first-in, first-out basis and includes materials, labour and manufacturing overhead where applicable.

                                                           1998       1997
                                                           ----       ----
                                                           (thousands of
                                                         Canadian dollars)
Raw materials........................................      $1,005     $1,206
Work-in-progress.....................................         902      1,331
Finished goods.......................................       2,693      2,915
                                                        --------------------
                                                        --------------------
                                                           $4,600     $5,452


5. PROPERTY, PLANT AND EQUIPMENT

                                                         1998        1997
                                                         ----        ----
                                                          (thousands of
                                                         Canadian dollars)
Property.............................................     $275        $275
Plant................................................      254         250
Leasehold improvements...............................       44          44
Equipment and furniture..............................   12,428      12,058
Product support service equipment....................    2,294       1,630
Equipment under capital leases.......................      641         867
                                                        15,936      15,124
Less accumulated depreciation........................   11,754      10,427
                                                        $4,182      $4,697


6. LONG-TERM DEBT



                                                                                                                  1998       1997
                                                                                                                  ----       ----
                                                                                                                   (thousands of
                                                                                                                 Canadian dollars)
Convertible debentures with an effective interest rate of 14% are due November 15, 2001 and are convertible       $2,987     $2,817
  at the option of the holders into 10,135,135 Common Shares at $.37 per share...............................
Convertible promissory note with interest at 8.5% per annum, calculated and payable monthly. The principal         1,500      1,500
  amount is repayable on November 30, 1998, November 30, 1999, and November 30, 2000 in installments of
  $150,000, $300,000 and $1,050,000, respectively............................................................
Government contribution toward eligible market development costs. Repayable in monthly installments of               448        431
  $11,648. Interest is due on delinquent payments............................................................
Agreement for sale entered into with a shareholder with respect to the Saskatoon office. Payable in monthly          430        468
  installments of $7,250 to February 1, 2000 and the balance of the principal amount on that date. Interest rate is 10.5%..............................................................................................
Capital leases with respect to equipment. The leases have terms expiring up to May 1999. Monthly payments are         34        351
  $4,302 with varying interest rates until November 1998 and then reduce as the leases expire................
                                                                                                                -------------------
                                                                                                                   5,399      5,567
Less current portion.........................................................................................      5,022        464
                                                                                                                -------------------
                                                                                                                    $377     $5,103
                                                                                                                -------------------

     On November 15, 1996, the Company issued five-year convertible debentures for proceeds of $3,750,000 to shareholders of the Company. The debentures bear interest at 6%, are due November 15, 2001 and will be convertible at the option of the holders into Common Shares at an effective conversion price of $0.37 per Common Share, subject to adjustment in certain circumstances. These debentures were recorded, on a discounted basis, in the amount of $2,696,000 calculated using an estimated fair value interest rate of 14%, the rate of interest that would have been applicable to non-convertible debt at the date of issue. Amortization of the debenture discount to August 31, 1998 was $291,000 and $121,000 to August 31, 1997.

     The amount attributable to the value of the conversion right on the debentures in the amount of $1,054,000, net of issue costs of $104,000, is reflected in shareholders' equity as "other paid in capital".

     The debentures are secured by a general security interest on all assets of the Company subordinate to the holder of the promissory note.

     The promissory note, which bears interest at 8.5%, is secured by a general security interest on all assets of the Company subject to a $500,000 charge relating to the bank operating line of credit. The principal amount of the promissory note is convertible into Common Shares at $1.00 per share. The note holder is a shareholder of the Company.

     Estimates of principal payments required in each of the next two years are:

                                                             (thousands of
                                                                Canadian
                                                                dollars)
     1999....................................................   $5,022
     2000....................................................      377
                                                               -------
                                                                $5,399


     At August 31, 1998, the Company was in violation of certain covenants with respect to the convertible debentures and promissory note including unpaid interest in the amount of $440,000. Because a default has occurred, lenders have the option to demand the entire balance become immediately due and payable. As such the full amount of the convertible debentures and promissory note have been included in the current portion of long-term debt.

7. CAPITAL STOCK

     (a) Authorized

          An unlimited number of Common Shares.

          4,600,000 Series A 1% Preferred Shares. Each Series A Share carries the right to one vote at meetings of shareholders.

          955,500 Series B 10.5% Convertible Cumulative Preferred Shares. Each Series B Share carries the right to one vote at meetings of shareholders. The Series B Shares are convertible on a one-for-one basis into 955,500 Common Shares.

          At the annual meeting of shareholders on February 8, 1995, a special resolution was passed reducing the stated capital of the Company by $29,877,443.

     (b) Issued

Common Shares                                                              Number        Thousands        Number        Thousands
                                                                          of Shares      of Dollars      of Shares      of Dollars
                                                                          ---------      ----------      ---------      ----------
                                                                                    1998                           1997
                                                                                    ----                           ----
Balance, beginning of year..........................................     44,743,776        $25,453      44,743,776        $25,453
Issued during the year..............................................        342,328             86           -              -
Expenses related to issue...........................................        -                   (4)          -              -
                                                                         ---------------------------------------------------------
ance, end of year................................................        45,086,104        $25,535      44,743,776        $25,453

                                                                            -                 -               -              -
Series A 1% Preferred Shares........................................

Series B 10.5% Preferred Shares.....................................        -                 -               -              -


     During the year ended August 31, 1998, interest payable on the convertible promissory note was converted into 342,328 Common Shares at $0.25 per share.

8. STOCK OPTIONS/WARRANTS

     During 1986 the Company adopted a Key Executive Stock Option Plan (KESOP). The plan provides for the granting of options to purchase Common Shares at an exercise price equal to the fair market value of the shares at the close of business on the business day immediately preceding the date on which the option is granted. Options may not have a term of more than ten years and may be granted by the Compensation Committee of the Board of Directors to eligible employees at any time in such numbers and at such times as the Committee may determine.

     During 1987 the Board of Directors adopted the Directors' Stock Option Plan
     (DSOP). The plan provides for the granting of options to purchase Common Shares to be granted to each eligible board member at a price equal to the market value of the Common Shares on the business day immediately preceding the date on which the option is granted. Directors who are employees or officers of Develcon or its subsidiaries or who own more than 1% of the outstanding Common Shares of Develcon are not eligible to receive options under this plan. Stock option grants to directors are at the discretion of the Compensation Committee of the Board of Directors and may not exceed 100,000 per director.

     A summary of stock option transactions follows:


Option Activity                                                                               Shares Available     Outstanding
                                                                                                  for Grant           Options
                                                                                                  ---------           -------
Balance August 31, 1996.................................................................             426,750         1,830,000
  Authorized KESOP and DSOP.............................................................           2,625,000         -
  Granted KESOP and DSOP................................................................         (1,130,000)         1,130,000
  Cancelled KESOP and DSOP..............................................................             501,900         (501,900)


Balance August 31, 1997.................................................................           2,423,650         2,458,100
  Granted KESOP and DSOP................................................................         (1,045,000)         1,045,000
  Cancelled KESOP and DSOP..............................................................             393,500         (393,500)

Balance August 31, 1998.................................................................           1,772,150         3,109,600


     The Company has a total of 10,170,503 warrants for the purchase of one Common Share per warrant outstanding as of August 31, 1998 at the following prices per Common Share and expiry dates:

Number of Warrants                           Price   Expiry Date
------------------                           -----   -----------
2,306,451..................................  $0.62   November 20, 1998
3,614,052..................................  $1.43   February 22, 1999
1,000,000..................................  $0.25   December 2, 2002
1,000,000..................................  $0.25   December 12, 2002
2,250,000..................................  $0.25   April 30, 2003

9. GOODWILL

                                                        1998            1997
                                                        ----            ----
                                                              (thousands of
                                                           Canadian dollars)
Goodwill, beginning of year..........................    $ -             $9,972
Amortization.........................................      -            (1,050)
Impairment in value..................................      -            (8,922)

Goodwill, end of year................................    $ -             $ -


     The value of goodwill at August 31, 1997 was assessed based on the expected undiscounted future operating cash flows from product lines acquired through the EDA acquisition. The market for the Company's products is highly competitive and is characterized by rapidly changing technology, frequent new product introductions and evolving industry standards. Due to the rapid changes in product lines and changes to the operation of the Company, which have resulted in a merger of operations and technology of Develcon and EDA, the future expected cash flows which are distinguishable as being solely from product technology acquired from EDA indicated impairment in the net realizable value of goodwill at August 31, 1997.

10. INCOME TAXES

     The potential income tax benefits associated with operating losses incurred by the Company are not recognized in the accounts.

     As of August 31, 1998, the Company has unrecorded tax loss carryforwards available to reduce future years' income tax payable, which expire as follows:

                                        Canada        USA        Total
                                        ------        ---        -----
                                        (thousands of Canadian dollars)
2001................................     $-           $1,041      $1,041
2002................................      -            3,062       3,062
2003................................         139       3,097       3,236
2004................................       4,068         712       4,780
2005................................       1,391       -           1,391
2009................................      -              189         189
2010................................      -              877         877
2011................................      -            1,030       1,030
2012................................      -            1,452       1,452
Indefinitely........................      11,572       -          11,572
                                       ----------------------------------
                                         $17,170     $11,460     $28,630
                                       ---------------------------------

Investment tax credits available for application against future income taxes payable, but not recognized for accounting purposes, will expire if not utilized by:

                                             (thousands of
                                          Canadian dollars)
                                          -----------------
1999................................                   $12
2000................................                    29
2001................................                    12
2002................................                   287
2003................................                   311
2004................................                   376
2005................................                   266
2006................................                   525
2007................................                   622
                                           ---------------
                                                    $2,440
                                           ---------------

11. LOSS PER SHARE

     Loss per share amounts are calculated using the monthly average number of Common Shares outstanding during the respective fiscal years less repurchased shares. The weighted monthly average number of shares outstanding, after deducting shares repurchased and held by the Company, was 44,865,270 for fiscal 1998 and 44,694,106 for fiscal 1997.

12. SEGMENT INFORMATION

     The Company's activities represent one industry segment, the design and manufacture of sophisticated electronic data communications equipment. The Company operates in a worldwide marketplace. The Company's revenues are from the following areas:

                                                          1998        1997
                                                          ----        ----
                                                          (thousands of
                                                        Canadian dollars)
Canada.................................................   $3,943      $3,215
USA....................................................    7,926       8,087
Other..................................................    7,289       7,605
                                                       ----------------------
                                                         $19,158     $18,907
                                                       ----------------------


         For purposes of the following table, other export sales have been included in the Canadian segment:

                                                                                     Canada
                                                                                     and Other       USA          Total
                                                                                     ---------       ---          -----
                                                                                     (thousands of Canadian dollars)
Year ended August 31, 1998
  Segment revenue...............................................................       $11,232       $7,926        $19,158
  Segment net loss..............................................................       $(3,166)     $(1,607)       $(4,773)
  Total identifiable assets.....................................................       $12,795         $352        $13,147
Year ended August 31, 1997
  Segment revenue...............................................................       $10,820       $8,087        $18,907
  Segment net loss before amortization and impairment                                  $(1,701)       $(787)       $(2,488)
of goodwill.....................................................................
  Amortization and impairment of goodwill.......................................                                   $(9,972)
  Net loss......................................................................                                  $(12,460)
  Total identifiable assets.....................................................       $14,905         $640        $15,545


     Transfers between segments are at cost plus an appropriate mark-up.

13. LEASE COMMITMENTS

     The Company has long-term lease agreements for offices and equipment, the longest of which expires in 2003. Future minimum lease payments under these operating leases in each of the next five years are:

                                                          (thousands of
                                                        Canadian dollars)
1999...................................................             $603
2000...................................................             $524
2001...................................................             $499
2002...................................................             $283
2003...................................................               $5

14. PENSION PLAN

     The Company has a defined contribution pension plan for the benefit of its employee group. The Company's contribution to the plan amounted to $108,003 in 1998 and $113,315 in 1997 with such contributions expensed as incurred.

15. RELATED PARTY TRANSACTIONS

     The Company has long-term debt owing to various shareholders as disclosed in note 6.

16. CHANGE IN OPERATING WORKING CAPITAL

     Cash provided by (utilized by) operating working capital is computed as follows for the years ended August 31:

                                                          1998        1997
                                                         ----        ----
                                                           (thousands of
                                                         Canadian dollars)
Trade accounts receivable.............................   $653         $911
Prepaids and other receivables........................    (69)          44
Investment tax credits receivable.....................    337          (10)
Inventory.............................................    852          137
Accounts payable and accrued liabilities..............    (34)      (2,077)
                                                      ---------------------
                                                       $1,739        $(995)
                                                      ---------------------

17. FINANCIAL INSTRUMENTS

     The Company has significant sales outside Canada, all of which are in US dollars, so it is exposed to currency fluctuations. The Company has not hedged its currency risk through the purchase of foreign exchange contracts. However, the risk associated with foreign currency fluctuations is mitigated to some extent by the purchase of a significant portion of its raw materials and certain labour costs in US dollars.

     The fair value of the Company's financial assets and liabilities has been determined as follows:

     The carrying value of trade accounts receivable, other receivables, investment tax credit receivable, bank indebtedness and accounts payable and accrued liabilities approximate fair value due to their short term nature.

     Due to the current financial position of the Company, it is not possible to approximate the fair value of the long-term debt.

18. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digit rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000. If not addressed, the impact of the Year 2000 Issue on the Company's products, operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those efforts of customers, suppliers, or other third parties, will be fully resolved.


DEVELCON ELECTRONICS LIMITED
SUPPLEMENTAL DISCLOSURE REGARDING RECONCILIATION OF
CANADIAN GAAP TO US GAAP

                                   (Unaudited)               (Unaudited)            (Unaudited)
                               (Canadian Dollars)        (Canadian Dollars)     (Canadian Dollars)
                                  May 17, 1999             August 31, 1998         May 31, 1998
Net Loss per Canadian GAAP      $(6,227,677)                 $(4,773,000)          $(2,560,000)

Accrual of Deferred
   Compensation                     (93,750)                     (83,000)              (52,000)
                                -----------                  -----------           -----------
Net Loss per US GAAP            $(6,321,427)                 $(4,856,000)          $(2,612,000)
                                ===========                  ===========           ===========

Per Canadian GAAP, Deferred Compensation is not recognized until it is actally paid. Unlike US GAAP, Deferred Compensation is not accrued for but expensed in the period incurred. There is, however, an exposure draft recommending the accrual of Deferred Compensation, although it is not currently required under Canadian GAAP.

Under Canadian GAAP, cash, cash overdrafts and short-term bank debt are combined on the balance sheet. For presentation purposes these items are classified separately under US GAAP.

Addendum II

     The following pro forma financial statements have been prepared as if the acquisition of Develcon Electronics Ltd. by the Company had occurred on the first day of the periods presented in the pro forma income statements and as of June 30, 1999 in the pro forma balance sheet. The pro forma financial information is based on the historical financial statements of the Company and gives effect to the combination under the purchase method of accounting. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company presented herein and should not be considered to be a representation of actual results that would have occurred if the transaction had occurred on the dates indicated.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JUNE 30, 1999

ASSETS
Current Assets:
 Cash and cash equivalents                                                                                          $    134,694
 Accounts receivable, net of allowance of $306,000                                                                     1,444,687
 Inventories                                                                                                           2,461,890
 Prepaids and other current assets                                                                                       188,388
                                                                                                                    ------------
                   Total Current Assets                                                                                4,229,659
                                                                                                                    ------------
Property and Equipment                                                                                                 2,263,658
                                                                                                                    ------------

Other Assets:
 Loans due from Infinop Holdings, Inc.                                                                                   350,000
 Intangibles arising from acquisition of business, net of accumulated amortization of $117,500                         5,898,161
 Technology license, net of accumulated amortization of $67,500                                                          382,500
 Security deposits                                                                                                        70,265
                                                                                                                    ------------
                   Total Other Assets                                                                                  6,700,926
                                                                                                                    ------------
                                                                                                                    $ 13,194,243
                                                                                                                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Bank line of credit                                                                                                $    339,675
 Current portion of long-term debt                                                                                     1,996,983
 Accounts payable and accruals                                                                                         3,942,828
 Demand loans payable - related parties                                                                                1,029,887
                                                                                                                    ------------
                   Total Current Liabilities                                                                           7,309,373
                                                                                                                    ------------
Long-Term Debt                                                                                                            64,555
                                                                                                                    ------------
Shareholders' Equity:
 Common shares, $0.001 par value, 100,000,000 shares authorized;
          8,801,386 shares, issued and outstanding                                                                         8,801
 Subscription receivable                                                                                                    (500)
See Independent Auditors' Report and notes to financial statements.
 Additional paid-in capital                                                                                            7,270,946
 Accumulated deficit                                                                                                  (1,479,525)
 Accumulated other comprehensive income                                                                                   20,593
                                                                                                                    ------------
                   Total Shareholders' Equity                                                                          5,820,315
                                                                                                                    ------------
                                                                                                                    $ 13,194,243
                                                                                                                    ============

Note: The June 30, 1999 historical consolidated balance sheet reflects the accounts of Vianet Technologies, Inc. and its wholly owned subsidiary, Develcon Electronics Ltd.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
PRO FORMA -CONSOLIDATED STATEMENTS OF OPERATIONS
Assumption: Acquisition of Develcon Electronics Limited at beginning of period January 1, 1999 - June 30, 1999
UNAUDITED

                                                          Vianet             Develcon                                 Vianet
                                                   Technologies,          Electronics                          Technologies,
                                                            Inc.                  Ltd                                   Inc.
                                                  1/1/99-6/30/99       1/1/99-6/30/99           Pro forma       Consolidated
                                                      Historical           Historical         Adjustments          Pro forma
                                                 ----------------    -----------------                     ------------------
Revenue:
     Sales                                              $892,477           $3,109,057                             $4,001,534
     Interest and other income                           106,022               17,080  (A.)     (33,701)              89,401
                                                 ---------------     ----------------                      -----------------
                                                         998,499            3,126,137                              4,090,935
                                                 ---------------     ----------------                      -----------------
Costs and Expenses:
     Cost of goods sold                                  460,720            2,930,535                              3,391,255
     Research and development                            265,519              842,853                              1,108,372
     Selling, administrative and other                   963,656            2,147,056                              3,110,712
     Write-down of impared assets                              -              343,935                                343,935
     Amortization of goodwill                            117,500                    -  (B.)      352,500             470,000
     Interest                                             85,272              280,352  (C.)    (152,652)             212,972
     Depreciation and amortization                        93,500              246,910  (D.)    (103,741)             236,669
                                                 ---------------     ----------------                      -----------------
                                                       1,986,167            6,791,641                              8,873,915
                                                 ---------------     ----------------                      -----------------
Net Loss                                              $(987,668)         $(3,665,504)                            $(4,782,980)
                                                 ---------------     ----------------                      -----------------

Loss per share- basic and diluted                                                                                      $(.80)
                                                                                                           -----------------

Weighted average number of shares outstanding                                                                      5,965,191
                                                                                                           -----------------

(A.) Represents an adjustment to forgive interest on monies loaned by Vianet
     Technologies, Inc. to Develcon Electronics Ltd. amounting to $33,701.
(B.) Represents adjustment to amortize goodwill from the period of January 1,
     1999 to May 17, 1999 amounting to $352,500.
(C.) Represents an interest expense decrease on monies loaned by Vianet
     Technologies, Inc. to Develcon Electronics Ltd. and interest on convertible debentures totaling $152,652.
(D.) Represents a reduction of depreciation due to the revaluation of assets amounting to $103,741.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY
PRO FORMA -CONSOLIDATED STATEMENTS OF OPERATIONS
Assumption: Acquisition of Develcon Electronics Limited at beginning of period January 1, 1998 - December 31, 1998
UNAUDITED

                                                 Vianet Technologies,              Develcon                                 Vianet
                                                                 Inc.           Electronics                          Technologies,
                                                   Inception-12/31/98                   Ltd                                   Inc.
                                                           Historical       1/1/98-12/31/98           Pro forma       Consolidated
                                                                                 Historical         Adjustments          Pro forma
                                                 ---------------------    ------------------                     ------------------
Revenue:
     Sales                                                         $-           $12,243,171                            $12,243,171
     Interest and other income                                 66,341                     -  (A.)     (65,375)                 966
                                                  -------------------      ----------------                       ----------------
                                                               66,341            12,243,171                             12,244,137
                                                  -------------------      ----------------                       ----------------
Costs and Expenses:
     Cost of goods sold                                             -             6,837,246                              6,837,246
     Research and development                                       -             2,396,341                              2,396,341
     Selling, administrative and other                        558,198             5,492,415                              6,050,613
     Amortization of goodwill                                       -                     -  (B.)      940,000             940,000
     Interest                                                       -               433,954  (C.)    (348,044)              85,910
     Depreciation and amortization                                  -               856,219  (D.)    (471,919)             384,300
                                                  -------------------      ----------------                       ----------------
                                                              558,198             16,016175                             16,694,410
                                                  -------------------      ----------------                       ----------------
Net Loss                                                    $(491,857)          $(3,773,004)                           $(4,450,273)
                                                  -------------------      ----------------                       ----------------

Loss per share- basic and diluted                                                                                            $(.78)
                                                                                                                  ----------------

Weighted average number of shares outstanding                                                                            5,674,097

(A.) Represents an adjustment to forgive interest on monies loaned by Vianet
     Technologies, Inc. to Develcon Electronics Ltd. amounting to $65,375.
(B.) Represents adjustment to amortize goodwill from the period of January 1,
     1998 to December 31, 1998 amounting to $940,000.
(C.) Represents an interest expense decrease on monies loaned by Vianet
     Technologies, Inc. to Develcon Electronics Ltd. and interest on convertible debentures totaling $348,044.
(D.) Represents a reduction of depreciation due to the revaluation of assets amounting to $471,919.